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                                                                    Exhibit 10.2


                                FIFTH AMENDMENT

         FIFTH AMENDMENT, dated as of December 7, 2000 (this "AMENDMENT"), to the Credit Agreement, dated as of June 9, 1998 (the "CREDIT AGREEMENT"), as amended by the First Amendment dated as of August 21, 1998, the Second Amendment dated as of April 15, 1999, the Third Amendment and Waiver dated as of April 28, 2000 and the Fourth Amendment dated as of September 29, 2000, among U.S OFFICE PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), BLUE STAR GROUP LIMITED, a New Zealand corporation ("BLUE STAR GROUP"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "LENDERS"), BANKERS TRUST COMPANY, a New York banking corporation, as syndication agent (in such capacity, the "SYNDICATION AGENT"), MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation, as documentation agent for the Lenders hereunder (in such capacity, the "DOCUMENTATION AGENT"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :


         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

         WHEREAS, the Borrower has requested, and upon the effectiveness of this Amendment, the Lenders have agreed, that certain provisions of the Credit Agreement be amended or waived upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein. Unless otherwise indicated, all Schedule, Section and subsection references are to the Credit Agreement.

         SECTION 2. FINANCIAL COVENANT WAIVER AND AMENDMENT. Section 3 to the Fourth Amendment is hereby amended to change the references to "December 8, 2000" therein to "January 8, 2001" and to read in its entirety as follows:

         The application of the financial condition covenants in subsections 8.1(a) and (b) of the Credit Agreement in respect of the test period ending on the last day of the second fiscal quarter of the Borrower ending on October 27, 2000 shall be waived until January 8, 2001,

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PROVIDED that for such test period the Consolidated Interest Coverage Ratio is at least .75 to 1.00 and the Leverage Ratio is not more than 14.25 to 1.00.

         If by January 8, 2001 the borrower shall have received and applied to prepay the Term Loans at least $50,000,000 in aggregate Net Cash Proceeds from Asset Sales completed after September 29, 2000 (other than the Disposition of Blue Star Business Supplies Group), the application of the financial covenants in subsections 8.1(a) and (b) of the Credit Agreement in respect of the test periods ending on the last days of the second and third fiscal quarters of the Borrower ending on October 27, 2000 and January 24, 2001, respectively, shall continue to be waived until January 29, 2001, PROVIDED that for such test periods the Consolidated Interest Coverage Ratios are at least 0.75 to 1.00 and
0.65 to 1.00, respectively, and the Leverage Ratios are not more than 14.25 to
1.00 and 15.50 to 1.00, respectively.

         If by January 29, 2001 the Borrower shall have received and applied to prepay the Term Loans at least $150,000,000 in aggregate Net Cash Proceeds from Asset Sales in addition to those referred to in the immediately preceding paragraph above, the application of the financial covenants in subsections 8.1(a) and (b) of the Credit Agreement in respect of the test periods ending on the last days of the second and third fiscal quarters of the Borrower ending on October 27, 2000 and January 24, 2001, respectively, shall be waived, PROVIDED that for such test periods the Consolidated Interest Coverage Ratios and the Leverage Ratios are as set forth in the immediately preceding paragraph above.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. After giving effect to this Amendment, the Borrower hereby confirms, reaffirms and restates in all material respects the representations and warranties set forth in Section 5 of the Credit Agreement as if made on and as of the date hereof except for any representation or warranty made as of the earlier date, which representation or warranty shall have been true and correct in all material respects as of such earlier date.

         SECTION 4. CONDITIONS TO EFFECTIVENESS. (a) This Amendment shall become effective on the date (the "FIFTH AMENDMENT EFFECTIVE DATE") upon receipt by the Administrative Agent of counterparts of this Amendment, duly executed and delivered by (i) the Borrower and Blue Star Group and (ii) the Required Basic Lenders, provided that the conditions set forth in Section 4(b) below shall have been satisfied.

         (b) The effectiveness of this Amendment is subject to the fulfillment of the condition precedent that the Borrower pay to the Administrative Agent for the account of each Revolving Credit Lender, Tranche A Term Loan Lender and Multi-Draw Term Loan Lender which executes and delivers this Amendment on or prior to 5:00 p.m. (Eastern time) on Thursday, December [6], 2000 a fee of 0.10% of the sum of the Revolving Credit Commitment, the Tranche A Term Loan and the Multi-Draw Term Loans of such Lender.

         SECTION 5. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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         SECTION 6. CONTINUING EFFECT OF CREDIT AGREEMENT. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

         SECTION 7. GOVERNING LAW; COUNTERPARTS. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                     U.S. OFFICE PRODUCTS COMPANY


                     By: /s/ Joseph T. Doyle
                         -------------------------------------
                         Title: Executive Vice President/Chief Financial Officer



                     BLUE STAR GROUP LIMITED


                     By: /s/ Joseph T. Doyle
                         -------------------------------------
                         Title: Director


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                          THE CHASE MANHATTAN BANK, as
                          Administrative Agent and as a Lender


                          By: /s/ William J. Caggiano
                             -------------------------------------
                             Name: William J. Caggiano
                             Title: Managing Director


                          [Other Signatures Omitted]